Exhibit 3.85

ARTICLES OF INCORPORATION

OF

ARA HEALTHCARE NUTRITION SERVICES OF TEXAS, INC.

I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is ARA Healthcare Nutrition Services of Texas, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is c/o CT Corporation System, 1601 Elm Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the by-laws.

The number of directors constituting the initial board of directors is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS
Jan Farley	Suite 800 15415 Katy Freeway Houston, TX 77094

Richard Vent	31st Floor 1101 Market Street Philadelphia, PA 19107

Sydney K. Boone, Jr.	Suite 800 15415 Katy Freeway Houston, TX 77094

ARTICLE EIGHT

The name and address of the incorporator is:

Lilly Dorsa	29th Floor 1101 Market Street Philadelphia, PA 19107

IN WITNESS WHEREOF, I have hereunto set my hand, this 18th day of September 1989.

/s/ Lilly Dorsa

STATE OF PENNYSLVANIA	)
) SS:
COUNTY OF PHILADELPHIA	)

I, ALLSION A. CAMPELLONE, a notary public do hereby certify that on this 18th day of September, 1989, personally appeared before me, Lilly Dorsa, who being by me first duly sworn, severally declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Allison A. Campellone
Notary Public

(Notarial Seal)

To the Secretary of State

of the State of Texas:

C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.	The name of the corporation is See attached list

2.	The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3.	The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET DALLAS, TEXAS 75201

4.	The name of its present registered agent is C T CORPORATION SYSTEM

5.	The name of its successor registered agent is C T CORPORATION SYSTEM

6.	The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.	Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

C T CORPORATION SYSTEM

By	/s/ illegible
Its Vice President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ARA HEALTHCARE NUTRITION SERVICES OF TEXAS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is ARA HEALTHCARE NUTRITION SERVICES OF TEXAS, INC.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 1, 1994:

Article First of the Articles of Incorporation is hereby amended so as to read as follows:

1. The name of the corporation is ARAMARK Healthcare Support Services of Texas, Inc.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have adopted said amendment.

ARTICLE FIVE. The Articles of Amendment shall become effective on October 10, 1994.

Dated September 30, 1994

ARA HEALTHCARE NUTRITION SERVICES OF TEXAS, INC.

By	/s/ Betty Browning
Betty Browning, Its President